                                                                     Exhibit 4.1


                            RSL COMMUNICATIONS, LTD.

                             RSL COMMUNICATIONS PLC

                               PLACEMENT AGREEMENT

                                                September 30, 1996

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Dillon, Read & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293

Ladies and Gentlemen:

            RSL COMMUNICATIONS, LTD., a Bermuda corporation ("Holdings" or the "Warrant Issuer"), and RSL COMMUNICATIONS PLC, a United Kingdom corporation and wholly owned subsidiary of Holdings (the "Note Issuer" and, together with Holdings, the "Issuers"), propose to issue and sell to you (the "Placement Agents") 300,000 Units (the "Units"). Each Unit will consist of (i) 12 1/4% Senior Notes due 2006 (collectively, the "Notes") having a principal amount equal to $1,000 to be issued by the Note Issuer pursuant to the provisions of an Indenture (the "Indenture") to be dated as of the Closing Date (as defined below) among the Issuers and The Chase Manhattan Bank, as trustee (in such capacity, the "Trustee") and (ii) one Warrant (collectively, the "Warrants") to be issued by the Warrant Issuer entitling the holder thereof to purchase 1.805 Class A common shares, par value $0.01 per share, of Holdings (collectively, the "Warrant Shares") from Holdings at an exercise price of $0.01 per share, subject to adjustment as provided in the Warrant Agreement (as defined below). The obligations of the Note Issuer under the Notes and the Indenture will be guaranteed (the "Note Guarantee") by Holdings on an unsubordinated basis pursuant to the terms of the Indenture. The Warrants will be issued pursuant to the provisions of a Warrant Agreement to be dated as of the Closing Date (the "Warrant Agreement") between Holdings and The Chase Manhattan Bank, as warrant agent (in such capacity, the "Warrant Agent"), substantially in the form attached hereto as Exhibit A. The Note Issuer will pledge pursuant to a Pledge Agreement dated as of the Closing Date (the "Pledge Agreement") among the Note Issuer, Holdings and the Trustee a portion of the net proceeds from the issuance and sale of the Units as security for the payment of the first six scheduled interest payments due on the Notes. The Class A common shares of Holdings are referred to herein as the "Common Shares."

            The Units will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers (as defined in Rule
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                                       2


144A under the Securities Act) in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A"), in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

            The Placement Agents and their direct and indirect transferees will be entitled to the benefits of (i) a registration rights agreement relating to the Notes (the "Notes Registration Rights Agreement"), to be dated as of the Closing Date and to be substantially in the form attached hereto as Exhibit B and (ii) a registration rights agreement relating to the Warrant Shares (the "Warrant Registration Rights Agreement") to be dated as of the Closing Date and to be substantially in the form attached hereto as Exhibit C.

            In connection with the sale of the Units, the Issuers have prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Units, the Notes, the Warrants and the Common Shares, the terms of the offering and a description of the Issuers and their business. As used herein, "subsidiary" means any Subsidiary (as defined in the Final Memorandum under the caption "Description of the Notes") of either of the Issuers.

            1. Representations and Warranties. Each of the Issuers represents and warrants to, and agrees with, you that as of the date hereof:

            (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Issuers in writing by such Placement Agent expressly for use therein.

            (b) Each of Holdings and the Note Issuer has been duly organized and, is validly existing as a corporation under the laws of Bermuda and the United Kingdom, respectively, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Holdings and its subsidiaries, taken as a whole.
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                                       3


            (c) Each subsidiary of Holdings has been duly incorporated, is validly existing as a corporation and where applicable, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and/or is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Holdings and its subsidiaries, taken as a whole; set forth on Schedule I hereto are Holdings' significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the U.S. Federal securities laws, the "Significant Subsidiaries") and principal operating subsidiaries (the "Operating Subsidiaries").

            (d) This Agreement has been duly authorized, executed and delivered by Holdings and the Note Issuer.

            (e) The Notes have been duly authorized by the Note Issuer and, when executed, authenticated and delivered in accordance with the Indenture and paid for by the Placement Agents in accordance with the terms of this Agreement, will
(x) be valid and binding obligations of the Note Issuer enforceable against the
Note Issuer in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture and the Notes Registration Rights Agreement.

            (f) The Note Guarantee has been duly authorized by Holdings and, upon execution and delivery of the Indenture by the parties thereto (assuming due authorization, execution and delivery thereof by the Trustee) and when the Notes are duly executed, authenticated, delivered and paid for in accordance with the Indenture and this Agreement, will (x) be a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture.

            (g) Each of the Indenture, the Pledge Agreement and the Notes Registration Rights Agreement has been duly authorized by each of Holdings and the Note Issuer, when executed and delivered by the parties thereto (assuming due authorization, execution and delivery thereof by the other parties thereto), will be a valid and binding agreement of Holdings and the Note Issuer, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the
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availability of equitable remedies may be limited by equitable principles of general applicability.

            (h) (i) The Deposit Agreement (as defined in the Final Memorandum) has been duly authorized by the Note Issuer and, when executed and delivered by the parties thereto (assuming due authorization, execution and delivery thereof by the Book-Entry Depositary), will be a valid and binding agreement of the Note Issuer, enforceable against the Note Issuer in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency affecting creditors' rights generally, and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability; and (ii) the Deposit Agreement or the Warrant Agreement, as applicable, and the Book-Entry Interests or beneficial interests in the Global Warrants (each as defined in the Final Memorandum) conform in all material respects to the descriptions thereof in the Final Memorandum.

            (i) The Warrants have been duly authorized by Holdings and, when executed by Holdings and countersigned by the Warrant Agent as provided in the Warrant Agreement (assuming due authorization, execution and delivery thereof by the Warrant Agent), and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of Holdings enforceable against Holdings in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement.

            (j) The Warrant Agreement and the Warrant Registration Rights Agreement have been duly authorized by Holdings and, when executed and delivered by the parties thereto (assuming due authorization, execution and delivery thereof by the Warrant Agent), will be valid and binding agreements of Holdings, enforceable against Holdings in accordance with their respective terms except as
(x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

            (k) The Warrant Shares have been duly authorized and reserved by Holdings and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.
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            (l) The execution and delivery by each of Holdings and the Note
Issuer of, and the performance by each of its obligations under, this Agreement, the Indenture, the Notes Registration Rights Agreement, the Pledge Agreement, the Deposit Agreement, the Warrants, the Warrant Agreement, the Warrant Registration Rights Agreement, the Notes, the Note Guarantee, the Subordinated Shareholder Loan, the Shareholder Equity Investment, the Shareholder Standby Facility and the amendment to the Revolving Credit Facility described in the Final Memorandum (each as defined in the Memorandum) (collectively, the "Transaction Documents"), as applicable, and the issuance and sale and delivery of the Units, Notes and Warrants and the issuance of the Warrant Shares upon exercise of the Warrants will not contravene any provision of applicable law or the Articles of Association, the Memorandum of Association or the bye-laws of Holdings or the Note Issuer, as the case may be, or any agreement or other instrument binding upon either of the Issuers or any of their subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over either of the Issuers or any of their subsidiaries and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (U.S., U.K., Bermuda or otherwise) is required for the performance by each of Holdings and the Note Issuer of its obligations under the Transaction Documents, as applicable, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes or Warrants.

            (m) There has not occurred any material adverse change, or any development which could reasonably be executed to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuers and their subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum. Furthermore, (1) the Issuers and their subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) neither of the Issuers has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Issuers and their subsidiaries, except in each case as described in or contemplated by the Final Memorandum.

            (n) As of the date of each Memorandum, there were no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened, to which the Issuers or any of their subsidiaries is a party or to which any of the properties of the Issuer or any of their subsidiaries is subject other than proceedings accurately described in all material respects in such Memorandum and proceedings that would not have a material adverse effect on the Issuers and their subsidiaries, taken as a whole, or on the power or ability of Holdings or the Note Issuer to perform their respective obligations under the Transaction Documents, as applicable, or to consummate the transactions contemplated by the Final Memorandum.
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            (o) Neither of the Issuers, nor any of their affiliates (as defined in Rule 501(b)) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units, the Notes or the Warrants in a manner that would require the registration under the Securities Act of the Units, the Notes or the Warrants or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Units, the Notes or the Warrants (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (p) Neither of the Issuers is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (q) It is not necessary in connection with the offer, sale and delivery of the Units, the Notes and the Warrants to the Placement Agents in the manner contemplated by this Agreement to register the Units, the Notes and the Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (r) The Issuers and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on Holdings and its subsidiaries, taken as a whole.

            (s) None of the Issuers, any of their Affiliates or any person acting on their behalf (other than the Placement Agents) has engaged in any prohibited directed selling efforts (as that term is defined in Regulation S) with respect to the Units, the Notes or the Warrants and such persons (other than the Placement Agents) have complied with the offering restrictions requirement of Regulation S.

            (t) The Issuers and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Holdings and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each Memorandum or such as do not materially affect the value of such property and do not
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                                        7


interfere with the use made and proposed to be made of such property by Holdings and its subsidiaries; and any real property and buildings held under lease by Holdings and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Holdings and its subsidiaries, in each case except as described in or contemplated by each Memorandum.

            (u) The Issuers and their subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names currently employed by them in connection with the business now operated by them, and neither Holdings, the Note Issuer nor any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings and its subsidiaries, taken as a whole.

            (v) No material labor dispute with the employees of Holdings, the
Note Issuer or any of their subsidiaries exists, except as described in or contemplated by each Memorandum, or, to the knowledge of each of the Issuers, is imminent; and neither of the Issuers is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings and its subsidiaries, taken as a whole.

            (w) The Issuers and their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither Holdings nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither Holdings nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the company and its subsidiaries, taken as a whole, except as described in or contemplated by each Memorandum.

            (x) The Issuers and their subsidiaries (i) possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conflict their respective businesses (excepting any certificate, authorization or permit, the failure to possess which would not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings and its subsidiaries, taken as a whole, except as described in or contemplated by each Memorandum) and (ii) have not received any notice of proceedings relating to revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings and its subsidiaries, taken as a whole, except as described in or contemplated by each Memorandum.

            (y) The Issuers and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z) The terms of the Units, the Warrants, the Notes, the Indenture and the Common Shares conform in all material respects to the description thereof contained in the Final Memorandum under the headings "Description of the Units," "Description of the Warrants," "Description of the Notes," and "Description of Capital Stock," respectively.

            (aa) Other than as described in the Final Memorandum or as for which Holdings or the Note Issuer has agreed to pay, no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Placement Agents in New York State, the United Kingdom, Bermuda or any political subdivision or taxing authority thereof or therein on (i) the authorization, issue or delivery by the Issuers of the Units or (ii) assuming all of the following transactions take place outside New York State, the United Kingdom or Bermuda (and assuming any instrument granting the Warrants or any transfer of the Warrants or a beneficial interest in the Global Warrants, is not brought into the United Kingdom), the deposit of the Units by the Issuers and the issuance of Book-Entry Interests or beneficial interests in the Global Warrants), the purchase by the Placement Agents of the Units, the sale and delivery by the Placement Agents of the Units as described in the Final Memorandum, or the execution and delivery of the Transaction Documents.

            2. Offering. You have advised the Issuers that the Placement Agents will make an offering of the Units purchased by the Placement Agents hereunder on tile terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

            3. Purchase and Delivery. The Issuers hereby agree to sell to the several Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Issuers the number of Units set forth in
Schedule II hereto opposite their names at a purchase price of $970.00 per Unit.

            Payment for the Units shall be made against delivery of the Units at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on October 3, 1996, or at such other time on the same or such other date, not later than October 15, 1996, as shall be designated in writing by you (the "Closing Date"). Payment for the Units shall be made to the Note Issuer for itself (with respect to the Notes) and on behalf of Holdings (with respect to the Warrants) in Federal or other funds immediately available in New York City.

            Certificates for the Global Notes (as defined in the Memorandum) shall be in bearer form and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. Certificates for the Global Warrants (as defined in the Memorandum) shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Notes and the Warrants shall be delivered on the Closing Date as you shall request, with any transfer taxes payable in connection with the transfer of the Units, the Notes or the Warrants to the Placement Agent duly paid, against payment of the purchase price therefor.

            4. Conditions to Closing. The several obligations of the Placement Agents under this Agreement to purchase the Units will be subject to the following conditions:

            (a) Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development which is reasonably likely to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of Holdings and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

            (b) You shall have received on the Closing Date certificates, dated the Closing Date and signed, respectively, by an executive officer of Holdings and the Note Issuer, to the effect that the representation and warranties of each of Holdings and the Note Issuer contained in this Agreement are true and correct in all material respects as of the Closing Date and that each of Holdings and the Note Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied in all material respects on or before the Closing Date.
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                                       10


            (c) You shall have received on the Closing Date an opinion of Rosenman & Colin LLP, U.S. counsel for the Issuers, dated the Closing Date, to the effect set forth in Exhibit D.

            (d) You shall have received on the Closing Date an opinion of Levinson Gray, UK counsel for the Note Issuer, dated the Closing Date, to the effect set forth in Exhibit E.

            (e) You shall have received on the Closing Date an opinion from Conyers, Dill & Pearman, Bermuda counsel for Holdings, dated the Closing Date, to the effect set forth in Exhibit F.

            (f) You shall have received on the Closing Date opinions of foreign local counsel in France, Germany, Sweden and Finland, dated the Closing Date, to the effect set forth in Exhibit G.

            (g) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

            (h) You shall have received on the Closing Date an opinion of Fletcher, Heald & Hildreth, special U.S. regulatory counsel for the Issuers, dated the Closing Date, to the effect set forth in Exhibit H.

            (i) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the independent public accountants for the Issuers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

            (j) You shall have received on the Closing Date a certificate with respect to the pro forma financials of Holdings, dated the Closing Date and signed by an executive officer of Holdings, to the effect set forth in Exhibit I.

            (k) You shall have received on the Closing Date a certificate from the independent public accountants for the issuers, dated the Closing Date, to the effect that, based on valuations provided to such accountants, the U.S. government securities purchased pursuant to the Pledge Agreement are sufficient to Secure the first six scheduled interest payments due on the Notes.

            (l) Each of the Transaction Documents shall have been (or shall, simultaneously with the Closing, be) executed and delivered by all other parties thereto and
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                                       11


the Shareholder Equity Investment shall have been made as described in the Final Memorandum.

            (m) You shall have received on the Closing Date an opinion of California counsel for Cyberlink, Inc., dated the Closing Date, to the effect set forth on Exhibit J.

            (n) You shall have received such other documents as you and your counsel shall reasonably request.

            5. Covenants of Holdings and the Note Issuer. In further consideration of the agreements of the Placement Agents contained in this Agreement, each of Holdings and the Note Issuer covenants as follows:

            (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of either Memorandum and any supplements and amendments thereto as you may reasonably request and, with respect to the Final Memorandum to use its best efforts to deliver such copies to you by 5 p.m. (New York time) on the business day next following the execution of this Agreement.

            (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agents it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and finish, at its own expense, to the Placement Agents, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

            (d) To endeavor to qualify the Units, the Notes and the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that neither of the Issuers shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (e) Whether or not any sale of the Units is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Units (iii) the fees and disbursements of the Issuers' counsel, accountants, the Trustee and the Warrant Agent and their respective counsel, (iv) the qualification of the Units, the Notes and the Warrants under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of either Memorandum and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the admission of the Units, the Notes and the Warrants for trading in PORTAL or any other appropriate market system, (vii) the costs and expenses of the Issuers relating to investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers, travel and lodging expense of the representatives and officers of the Issuers and any such consultants, and the cost of any aircraft chartered in connection with the road show, subject to the prior approval of the Issuers and (viii) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section, but excluding the fees and expenses of counsel for the Placement Agents other than as provided in
      (iv) above.

            (f) Neither of the Issuers nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units, Notes or Warrants in a manner which would require the registration under the Securities Act of such Units, Notes or Warrants.

            (g) Not to solicit any offer to buy or offer or sell the Units, the Notes or the Warrants by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering with the meaning of Section 4(2) of the Securities Act.

            (h) While any of the Units, the Notes or the Warrants remain outstanding, to make available, upon request, to any seller of the Units, Notes or Warrants the information specified in Rule 144A(d)(4) under the Securities Act, unless Holdings or the Note Issuer, as applicable, is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (i) Neither of the Issuers, their Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any prohibited directed selling efforts (as that term is defined in Regulation
      S) with respect to the Units, Notes or Warrants, and the Issuers and their Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

            (j) To use its best efforts to permit the Units, the Notes and the Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

            (k) The Issuers will, and will cause the Trustee to, refuse to register any transfer of the Notes sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S and the Indenture.

            (l) Holdings will, and will cause the Warrant Agent to, refuse to register any transfer of the Warrants and cause the registrar for the Warrant Shares to refuse any transfer of the Warrants or the Warrant Shares sold pursuant to Regulation S, if such transfer is not made in accordance with the provisions of Regulation S.

            6. Offering of Securities: Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Issuers that (i) it will not solicit offers for, or offer or sell, Units, Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for Units, Notes, or Warrants only from, and will offer Units, Notes or Warrants only to, persons that it reasonably believes to be (A)in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") that, prior to their purchase of the Units, deliver to such Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Units, Notes or Warrants are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

            (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

            (i) it understands that no action has been or will be taken in any jurisdiction by either of the Issuers that would permit a pubic offering of the Units, Notes or Warrants or possession or distribution of either Memorandum or any other offering or publicity material relating to the Units, Notes or Warrants in any country or jurisdiction where action for that purpose is required;

            (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Units, Notes or Warrants or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

            (iii) the Units, the Notes and the Warrants have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the Securities Act, or outside the United States except to foreign purchasers in accordance with Regulation S under the Securities Act;

            (iv) such Placement Agent has not offered the Units, the Notes or the Warrants and will not offer and sell the Units, the Notes or the Warrants (A) as part of its distribution at any time or (B) otherwise until 40 days with respect to the Notes and one year after the later of the commencement of the offering and the Closing Date with respect to the Warrants, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act, and it will send to any dealer to whom it sells Notes and Warrants during such period a confirmation or other notice setting forth the restrictions on offers and sales of the Units within the United States or to, or for the account or benefit of, U.S. Persons. Accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any prohibited directed selling efforts (within the meaning of Regulation S) with respect to the Units, the Notes or the Warrants, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

            (v) such Placement Agent has (A) not offered or sold and will not offer or sell any of the Units, Notes or Warrants to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by in relation to the Units, the Notes or the Warrants in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Units, the Notes or the Warrants if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and

            (vi) such Placement Agent understands that the Units, the Notes and the Warrants have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Units, Notes or Warrants directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law.

Terms used in this Section 6 have the meanings given to them by Regulation S.

            7. Indemnification and Contribution. (a) Each of Holdings and the
Note Issuer agrees to indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Issuers in writing by such Placement Agent through you expressly for use therein and (ii) provided that the foregoing indemnity with respect to the Preliminary Memorandum shall not inure to the benefit of any Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Placement Agent to such person, at or prior to the written confirmation of the sale of the Units to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

            (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers their directors, officers and each person, if any, who controls each of the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from each of the Issuers to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Issuers in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or reasonably likely potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by Holdings in the case of parties indemnified pursuant to paragraph
(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the
Note Issuer and Holdings on the one hand, and the Placement Agents, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Note Issuer and Holdings on the one hand, and the Placement Agents on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Note Issuer and Holdings on the one hand, and the Placement Agents on the other hand, in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Note Issuer and Holdings and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of the Units. The relative fault of the Note Issuer and Holdings, on the one hand, and of the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Note Issuer and Holdings on the one hand, or by the Placement Agents, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

            (e) Holdings, the Note Issuer and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Units resold by it in the initial placement of Units were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Placement Agents, Holdings and the Note Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of Holdings or the Note Issuer, their officers or directors or any person controlling the Issuers and (iii) acceptance of and payment for any of the Units. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            8. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to the Transaction Documents, as applicable, may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York (each a "New York court") and each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts and to the courts of its corporate domicile, with respect to actions brought against it as defendant, in any suit, action or proceeding. Holdings and the Note Issuer each agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law. Each of Holdings and the Note Issuer hereby irrevocably waives any right with respect to matters governed by this Agreement to invoke jurisdiction it may have to any court by virtue of Bermuda or U.K. law, as applicable.

            If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Morgan Stanley & Co. Incorporated could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of each of Holdings and the Note Issuer in respect of any sum due from it to any Placement Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Placement Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Placement Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less that the sum originally due to such Placement Agent hereunder, each of Holdings and the Note Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Placement Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Placement Agent hereunder, such Placement Agent agrees to pay to each of Holdings and the Note Issuer an amount equal to the excess of the dollars so purchased over the sum originally due to such Placement Agent hereunder.

            Each of Holdings and the Note Issuer irrevocably appoints RSL Communications N. America, Inc. ("RSL USA"), 767 Fifth Avenue, Suite 4300, New York, New York 10153 (together with any successor, the "Process Agent"), as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit, action or proceeding, acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to Holdings and the Note Issuer, by the person serving the same, shall be deemed in every respect effective service of process upon Holdings and the Note Issuer in any such suit, action or proceeding. RSL USA hereby agrees that prior to any dissolution, liquidation, winding-up or sale of RSL USA or incorporation of RSL USA in a jurisdiction outside of the United States, RSL USA shall cause such obligation of RSL USA to be assumed by (i) CT Corporation System ("CT Corporation"), 1633 Broadway, New York, New York 10019 or (ii) any other direct or indirect subsidiary of Holdings organized under the laws of the United States (provided that such subsidiary also agrees in writing to be bound by the terms of this sentence as if such terms applied to such subsidiary) as each of Holdings' and the Note Issuer's authorized agent upon which process may be served in any such action and agrees to take any and all action as may be necessary to maintain such designation and appointment of a Process Agent in full force and effect for so long as any Units, Notes or Warrants shall be outstanding.

            9. Termination. This Agreement shall be subject to termination by notice given by you to Holdings and the Note Issuer, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

            10. Miscellaneous. If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the amount of Units which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of Units to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the amount of Units set forth opposite their respective names in Schedule I bears to the aggregate principal amount of

Units set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Units which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Units that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 10 by an amount in excess of one ninth of such amount of Units without the written consent of such Placement Agent. If, on the Closing Date, any Placement Agent or Placement Agents shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date and the aggregate amount of Units with respect to which such default occurs is more than one-tenth of the aggregate amount of Units to be purchased on such date and arrangements satisfactory to you and the Issuers for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent, either of Holdings or the Note Issuer. In any such case either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of Holdings or the
Note Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of Holdings or the Note Issuer shall be unable to perform its obligations under this Agreement, the Note Issuer and/or Holdings will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                                      Very truly yours,

                                                      RSL COMMUNICATIONS, LTD.


                                                      By  /s/ Itzhak Fisher
                                                        -------------------
                                                        Name:  Itzhak Fisher
                                                        Title: President

                                                      RSL COMMUNICATIONS PLC


                                                      By  /s/ Itzhak Fisher
                                                          -------------------
                                                          Name:  Itzhak Fisher
                                                          Title: President


                                                          /s/ N. Tarlovsky
                                                          -------------------


Agreed, September 30, 1996

MORGAN STANLEY & CO. INCORPORATED
BEAR STEARNS & CO. INC.
DILLON, READ & CO. INC.

By MORGAN STANLEY & CO. INCORPORATED


By ____________________________
  Name:
  Title:

            Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                                       Very truly yours,

                                                       RSL COMMUNICATIONS, LTD.


                                                       By _____________________
                                                          Name:
                                                          Title:

                                                       RSL COMMUNICATIONS PLC


                                                       By _____________________
                                                          Name:
                                                          Title:



Agreed, September 30, 1996

MORGAN STANLEY & CO. INCORPORATED
BEAR STEARNS & CO. INC.
DILLON, READ & CO. INC.

By MORGAN STANLEY & CO. INCORPORATED


By  /s/ Carol S. Goldstein
    ----------------------
    Name:  Carol S. Goldstein
    Title: Principal

                                   SCHEDULE I

Significant Subsidiaries

International Telecommunications Group, Ltd.

International Telecommunications Corporation

Cyberlink, Inc.

RSL COM France S.A.

RSL COM Germany GmbH

Operating Subsidiaries

International Telecommunications Group, Ltd.

International Telecommunications Corporation

Cyberlink, Inc.

RSL COM UK Ltd.

RSL COM France S.A.

RSL COM Germany GmbH

RSL COM Finland OY f/k/a Cyberlink International OY

Cyberlink Sweden AB

                                   SCHEDULE II

                                                               Number of Units
                Placement Agent                                To Be Purchased
                ---------------                              -------------------

Morgan Stanley & Co. Incorporated ....................            195,000
Bear, Stearns & Co. Inc. .............................             70,000
Dillon, Read & Co. Inc. ..............................             35,000

                                                                  -------
                        Total ........................            300,000
                                                                  =======

                                                                       EXHIBIT A
                                                                       ---------

                              [Warrant Agreement]

                                                                       EXHIBIT B
                                                                       ---------

                      [Notes Registration Rights Agreement]

                                                                       EXHIBIT C
                                                                       ---------

                     [Warrant Registration Rights Agreement]

                                                                       EXHIBIT D
                                                                       ---------

                        [Opinion of Rosenman & Colin LLP]

                                                                       EXHIBIT E
                                                                       ---------

                     [Opinion of Levinson Gray as UK Counsel
                              for the Note Issuer]

                                                                       EXHIBIT F
                                                                       ---------

                           [Opinion of Conyers, Dill &
                       Pearman, Bermuda counsel for RSL]

                                                                       EXHIBIT G
                                                                       ---------


                            [Local Counsel Opinion]

                                                                       EXHIBIT H
                                                                       ---------

              [Opinion of Fletcher, Heald & Hildreth as Special U.S.
                               Regulatory Counsel]

                                                                       EXHIBIT I
                                                                       ---------

                            RSL COMMUNICATIONS, LTD.

                              Officers' Certificate

            The undersigned, the duly qualified and elected President and Chief Executive Officer of RSL Communications, Ltd., a Bermuda corporation ("Holdings"), does hereby certify in such capacity and on behalf of Holdings that:

            the pro forma financial information of Holdings contained in the Offering Memorandum dated [September 30], 1996, complies in every respect with the requirements of Rules 11-01 and 11-02 of Regulation S-X that would be applicable to an offering registered under the Securities Act of 1933.

Dated:   [October] __, 1996

                                          RSL COMMUNICATIONS, LTD.


                                          By:_________________________
                                          Name:  Itzhak Fisher
                                          Title:  President and Chief Executive
                                                  Officer

                                                                       EXHIBIT J
                                                                       ---------

                          Opinion of California Counsel
                              for Cyberlink, Inc.


            (A) Cyberlink, Inc. ("Cyberlink") has been duly incorporated and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented) and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

            (B) All of the issued shares of capital stock of Cyberlink have been duly authorized and validly issued and, to such counsel's knowledge, are fully paid and nonassessable; except as disclosed in the Offering Memorandum, all of such shares are owned of record by the Company, directly or through one or more subsidiaries, free and clear of any perfected security interest or, to our knowledge after due inquiry, any other pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of Cyberlink pursuant to the certificate of incorporation or by laws of such Subsidiary or any agreement of such Subsidiary known to such counsel.